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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                               August 6, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-GSIF GNMA SERIES 1Y                       893062   33-57873   811-2810

DEFINED ASSET FUNDS-GSIF MPUSTS-22                            893116   33-57173   811-2810


DEFINED ASSET FUNDS-MITF IS-234                               804059   333-0229   811-1777

DEFINED ASSET FUNDS- IGP-2 INTERMEDIATE TERM SERIES DAF       1004412  33-64769   811-1777

DEFINED ASSET FUNDS-MITF PUT-8                                757838   2-94586    811-1777


DEFINED ASSET FUNDS-CIF ITS-26                                781783   33-34031   811-2295
DEFINED ASSET FUNDS-CIF ITS-29                                791017   33-38787   811-2295


DEFINED ASSET FUNDS- ITS-233 DAF                              910379   33-53657   811-1777
DEFINED ASSET FUNDS- ITS-254 DAF                              924346   33-58675   811-1777
DEFINED ASSET FUNDS- ITM-267                                  924360   333-0157   811-1777
DEFINED ASSET FUNDS-MITF IIS-3                                882125   33-44588   811-1777

DEFINED ASSET FUNDS-MITF MPS-302                              730759   2-87282    811-1777
DEFINED ASSET FUNDS-MITF MPS-517                              803724   33-46430   811-1777
DEFINED ASSET FUNDS- MPS-541 DAF                              892764   33-52965   811-1777

DEFINED ASSET FUNDS-MITF MSS-5                                881829   33-47650   811-1777
DEFINED ASSET FUNDS- MSS-208 DAF                              924310   333-0285   811-1777
DEFINED ASSET FUNDS- MSS-36 DAF                               895623   33-49569   811-1777
DEFINED ASSET FUNDS--MSS 63 DAF                               910010   33-53419   811-1777
DEFINED ASSET FUNDS- MSS-89 DAF                               924271   33-58531   811-1777
DEFINED ASSET FUNDS-MITF MSS 8X                               868167   33-41160   811-1777
DEFINED ASSET FUNDS-MITF MSS A                                731715   2-87501    811-1777

TOTAL:   21 FUNDS

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